UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 18, 2016, Scott Carmer gave notice to Orgenesis Inc. (the “Company”) of his resignation from the position of Chief Executive Officer of the Company’s wholly owned U.S. based subsidiary, Orgenesis Maryland Inc. (the “Subsidiary”) in order to pursue other interests. Vered Caplan, the Company’s Chief Executive Officer will assume the position of Chief Executive Officer of the Subsidiary.

In connection with his resignation, on October 13, 2016, the Subsidiary, the Company and Mr. Carmer entered into a Release Agreement pursuant to which the Company agreed that Mr. Carmer will be able to exercise options to purchase up to 1,641,300 shares of the Company’s common stock previously issued to him through their original exercise period. Under the agreement, Mr. Carmer furnished to the Company and Subsidiary a general release.

Mr. Carmer agreed to continue to serve the Company as a non-employee advisor on its activities in the U.S. and internationally. In furtherance thereof, on November 18, 2016, Mr. Carmer and the Company entered into a Strategic Advisory Agreement, a copy of which is attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

10.1	Release Agreement, dated as of November 18, 2016 among Orgenesis Maryland Inc., Scott Carmer and Orgenesis Inc.

10.2	Strategic Advisory Agreement dated as of November 18, 2016 between Orgenesis Inc. and Scott Carmer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer

November 23, 2016